Quantum Technologies Announces $18.75 Million in Private Placement of Common Stock with Institutional Investors

Irvine, Calif., June 22, 2007 /PRNewswire/ - Quantum Fuel Systems Technologies Worldwide, Inc. (Nasdaq: QTWW), today announced that they have entered into definitive agreements with certain of its existing institutional investors as well as new institutional investors for an aggregate private placement of $18.75 million of common stock. Quantum will sell a total of 12.5 million shares at $1.50 per share, representing a discount from the June 21, 2007 closing price of $2.09. The investors will also receive warrants to purchase approximately 15.0 million shares of common stock at $2.09 per share, which includes approximately 2.5 million to be provided to existing shareholders as consideration for executing waivers of certain rights obtained in a private placement financing completed in October 2006.

The warrants can be exercised anytime beginning December 21, 2007 until December 21, 2014. The terms of the definitive agreements require Quantum to obtain the approval of its shareholders to increase the number of authorized shares of its common stock to cover the shares issuable upon exercise of the warrants.

About Quantum:

Quantum and its subsidiary, Tecstar Automotive Group, are leaders in powertrain engineering, system integration, and manufacturing of packaged fuel systems and accessories for specialty vehicles and applications including fuel cells, hybrids, alternative fuels, hydrogen refueling, new body styles, mid-cycle vehicle product enhancements and high performance engines and drive trains for OEMs and consumers of aftermarket parts and accessories. Quantum also designs and manufactures hybrid and fuel cell vehicles.

Quantum has product commercialization alliances with General Motors, AM General, and Sumitomo. Quantum's customer base includes General Motors, Toyota, Opel, Hyundai, Suzuki, Ford, DaimlerChrysler, and the U.S. Army.

More information can be found about Quantum's products and services at www.qtww.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities mentioned in this release. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended. These securities described in this release have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption from such registration requirements.

Forward Looking Statements

Except for historical information, the statements, expectations, and assumptions contained in the foregoing press release are forward-looking statements. Such forward-looking statements include, but are not limited to, the Company's expectations regarding expected future opportunities for Quantum; the Company's ability to pursue strategic initiatives, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Such statements are subject to a number of risks and uncertainties, and actual results could differ materially from those discussed in any forward-looking statement. Factors that could cause actual results to differ materially from such forward-looking statements include, among other factors, prevailing market conditions; the Company's ability to design and market automotive products; the Company's ability to meet customer specifications and qualification requirements; availability of component parts and raw materials that meet the Company's requirements; and the Company's ability to source alternative materials and suppliers. Reference should also be made to the risk factors set forth from time to time in the Company's SEC reports, including but not limited to those contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2006. The Company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

For more information regarding Quantum, please contact:

Dale Rasmussen

Investor Relations

Email: DRasmussen@qtww.com

+1-206-315-8242

©2007 Quantum Fuel Systems Technologies Worldwide, Inc.

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